Exhibit 99.1

Websense Names John McCormack as CEO; Announces Preliminary Fourth Quarter 2012 Financial Results

Achieves Record Fourth Quarter Billings Performance

Announces Retirement of CEO Gene Hodges

Appoints Charles Boesenberg to Board of Directors

Announces Russ Dietz as Chief Technology Officer

SAN DIEGO—January 13, 2013— Websense, Inc. (NASDAQ: WBSN) today announced that its board of directors has named John McCormack as the company's chief executive officer and as a board member, effective immediately. He succeeds Gene Hodges, who is retiring after serving as both CEO and a board member since January 2006. Websense also announced record fourth quarter billings performance, Charles Boesenberg's appointment to the board of directors, and Russ Dietz as the company's chief technology officer.

“The board and I would like to thank and congratulate Gene for a strong fourth quarter performance and for all that he has accomplished in transforming Websense into a leading content security provider,” said John Carrington, chairman of the Websense board of directors. “We wish Gene the best in his retirement, and we are confident that he leaves Websense well-positioned as we continue to extend our technology leadership and achieve corporate objectives.”

“John McCormack has taken the lead in the successful execution of our strategic initiatives, enabling us to generate solid fourth quarter billings growth amid the continued expansion of our field sales organization,” said Carrington. “As president, he has demonstrated his executive acumen while leading our worldwide sales and sales engineering teams; our marketing, product management, business development and technical support organizations; as well as the Websense® Security Labs™ and research and development.”

Preliminary Fourth Quarter Financial Results

Websense also released its preliminary fourth quarter 2012 results today. The company expects billings to be approximately $122 million, up 5 percent year-over-year, exceeding its guidance range of $112 to $117 million for the fourth quarter. Also for the fourth quarter, Websense expects revenues of $91.5 to $92.0 million, versus guidance of $90 to $92 million.

Non-GAAP earnings per diluted share are expected to be in the range of $0.27 to $0.28, versus guidance of $0.32 to $0.35, primarily reflecting the increased sales commissions incurred with the higher-than-expected billings during the quarter.

The company expects fourth quarter cash flow from operations to be approximately $11 million, versus guidance of $8 to $11 million, also reflecting the higher level of billings.

“With solid sales of our TRITON™ products across all global markets, we were able to achieve billings results above our expectations,” said John McCormack, Websense CEO. “I look forward to continuing this momentum as we expand our sales coverage and reach more customers with our innovative content security solutions.”

Complete financial results for the fourth quarter and full year 2012 will be released after the market close on January 29, 2013.

Charles Boesenberg Appointed to Board of Directors

Websense also announced that Charles Boesenberg was appointed as an independent director, effective today.

“We are pleased to strengthen our board with the addition of Charles Boesenberg, a seasoned board member with more than 30 years of experience in accelerating growth for high-tech companies as both a CEO and an independent director,” said Carrington.

Boesenberg is currently a board member for Boingo Wireless, Callidus Software®, Keynote® Systems and Silicon Graphics International Corporation (SGI®). He has previously served on the boards of Symantec™, Ancestry.com®, Rackable Systems, Onyx Software Corporation, Macromedia, Maxtor and Interwoven. Boesenberg is the former chief executive officer and chairman of the board of NetIQ® Corporation; president and CEO of Integrated Systems Inc; and has held senior executive level positions at companies including Magellan Corporation, Central Point Software, Apple® Inc., Data General and IBM®.

Boesenberg's memberships on Websense board committees will be determined in the near future.

Management Appointments

Websense CEO John McCormack joined the company in July 2006 as senior vice president of product development and was named president in April 2009.

“With more than 25 years of security and industry experience, McCormack's leadership, vision and technical insight has been a driving force in Websense's global expansion and ground-breaking innovation,” said Carrington. “Under his guidance, Websense has emerged as a consistent leader in the rapidly evolving content security industry. His vision is reflected in the award-winning Websense TRITON architecture, which unifies the essential components of modern threat defense and data theft prevention into a cohesive content security system that offers best-in-class security effectiveness and pervasive deployment across an integrated appliance and cloud platform.”

In addition to the appointment of McCormack as CEO, Russ Dietz has also been named Websense chief technology officer (CTO).

Russ Dietz joined Websense in November 2012 as CTO and executive vice president of product development. He is responsible for the future of Websense TRITON security technology and product strategy, innovation, and research and development. Dietz will oversee the worldwide Websense engineering, product management and security lab teams.

“Russ has a unique combination of business, market, and technology skills that will prove invaluable as we continue to build upon our innovative TRITON platform,” said McCormack. “Our continued investment in cloud, mobile, data, and internet security will be enhanced by his leadership and proven success in these areas. TRITON has set the industry benchmark for best-in-class integrated content security and I'm confident that Russ can lead our team's efforts to accelerate our momentum as we enhance this technology platform.”

Dietz brings more than 30 years of experience in the technology and security space to Websense. He has a proven record of success as CTO of multiple hardware, software and systems security companies, and is a recognized pioneer and innovator in cloud computing and virtualization security solutions. Dietz holds more than 20 patents in encryption, authentication and network traffic behavior and analysis.

“Websense is extremely well-positioned in the marketplace, and I am proud to join the Websense team,” said Russ Dietz, Websense CTO. “I look forward to extending the company's technology platform as well as expanding its market leadership. My goal is to drive continued innovation in the delivery of integrated content security, both in the cloud and through on-premise appliances, maintaining our corporate commitment that no one stops more security threats than Websense.”

Non-GAAP Financial Measures

This news release refers to earnings per diluted share that is not calculated in accordance with generally accepted accounting principles (GAAP). Non-GAAP earnings per diluted share adjusts for the following items: acquisition related adjustments, share-based compensation expense, amortization of intangible assets, deferred expenses and certain other items. Management believes this non-GAAP financial measure provides meaningful supplemental information regarding our performance that enhances management's and investors' ability to evaluate the company's operating results, trends and prospects and to compare current operating results with historic operating results. A reconciliation of GAAP earnings per diluted share and non-GAAP earnings per diluted share for the fourth quarter of 2012 will be provided when our final fourth quarter financial results are released on January 29, 2013.

This news release also includes billings which is not a numerical measure that can be calculated in accordance with GAAP. Websense provides this measurement in news releases reporting financial performance because this measurement provides a consistent basis for understanding the company's sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings to deferred revenue for the fourth quarter of 2012 will be provided when final fourth quarter financial results are released on January 29, 2013.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in unified web security, email security, mobile security, and data loss prevention (DLP), delivers the best content security for modern threats at the lowest total cost of ownership to tens of thousands of enterprise, mid-market and small organizations around the world. Distributed through a global network of channel partners and delivered as appliance-based software or SaaS-based cloud services, Websense TRITON content security solutions help organizations leverage social media and cloud-based communication, while protecting from advanced persistent threats and modern malware, preventing the loss of confidential information, and enforcing internet use and security policies. Websense is headquartered in San Diego, California with offices around the world. For more information, visit www.websense.com.

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This news release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense's results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including the estimates of the fourth quarter 2012 results, statements regarding expansion of sales coverage and expected benefits, billings and growth momentum, statements regarding the expected contributions of new management, statements of belief and any statements of assumptions underlying any of the foregoing, and any statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” or similar words. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with expanding Websense's sales force on a global basis, including hiring and integration related risks, customer acceptance of the company's products and services, product performance, launching new product offerings, products and fee structures in a changing market, the success of Websense's brand development efforts, the volatile and competitive nature of the Internet and security industries, changes in domestic and international market conditions, including in continental Europe, fluctuations in currency exchange rates and impacts of macro-economic conditions on our customers, ongoing compliance with the covenants in the company's credit facility, changes in accounting interpretations and the other risks and uncertainties described in Websense's public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:
Avelina Kauffman
Websense, Inc.
(858) 320-9364
akauffman@websense.com

Media Contact:
Patricia Hogan
Websense, Inc.
(858) 320-9393
phogan@websense.com